FOR IMMEDIATE RELEASE
December 19, 2008

Cintas Corporation Announces Second Quarter Fiscal 2009 Results

CINCINNATI, December 19, 2008 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its second quarter of fiscal 2009, which ended on November 30, 2008.  Revenue for the second quarter was $985.2 million, a slight increase over fiscal 2008 second quarter revenue of $983.9 million.  Net income of $71.8 million decreased 13% from the prior year second quarter.  Diluted earnings per share were $0.47, an 11% decrease as compared to the second quarter of last fiscal year.

Scott D. Farmer, Chief Executive Officer of the Company, stated, “During this challenging business environment, many of our customers have been forced to reduce employment levels and consolidate facilities.  The U.S. economy has lost approximately 2 million jobs so far this year.  These reductions and consolidations have negatively impacted our revenue stream.  In addition, revenue in the second quarter was negatively impacted by approximately 1% due to the impact of a weaker Canadian dollar and the September Gulf Coast hurricanes.  However, we continued to demonstrate the benefit of our products and services to our existing customers and new business prospects, which enabled us to maintain our revenue as compared to last year’s second quarter.”

The Company’s net income during the quarter was impacted as well.  First, while energy costs, most notably gasoline, have come down steadily and significantly over the last three months, they remained higher as compared to last year’s second quarter.  Should they stay at this level, the Company will begin to see better quarter to quarter comparisons moving forward.  In addition, increased medical costs, higher commodity costs, and the effects of the hurricanes lowered second quarter pre-tax income by $14.5 million.  Based on current trends, the Company expects to gain some relief in these costs as it continues through its fiscal year.

In addition to those cost increases, the Company’s effective tax rate for the second quarter increased to 39.4% as compared to 38.3% a year ago.  While the Company’s effective tax rate will fluctuate from quarter to quarter, the Company expects its effective tax rate to be approximately 37.1% for this fiscal year, which will end on May 31, 2009.

Mr. Farmer stated, “We are aggressively challenging our cost structure to meet the demands of the current economic environment.  We are focused on eliminating all non-value added work throughout our organization.  We define value added work as work that produces output that the customer notices and is willing to pay for.   Through the application of this methodology, we expect to improve our cost structure in the future.”

Financial Strength

Cintas continues to generate strong cash flow and maintain a solid balance sheet position.  Net cash provided by operations was $175 million through the second quarter and the Company’s current ratio was 3.8 to 1 as of November 30, 2008.  The strong cash flow and balance sheet position allowed the Company to reduce outstanding debt by approximately $80 million during the second quarter, mainly through reducing borrowings under its commercial paper program.  This reduction in outstanding debt improved the Company’s debt to total capitalization ratio to 27% as of the end of the quarter.

Mr. Farmer commented, “Our reaction to the current economic conditions goes beyond improving our cost structure.  While our cash from operations remains strong, we are challenging all capital expenditures and have raised our return expectations on these investments.  However, despite these economic conditions, our financial strength continues to provide us the ability to identify and make strategic acquisitions, when appropriate.”

Outlook

Given the significant uncertainties that are widespread throughout the marketplace, the Company has removed their revenue and earnings-per-share guidance for this fiscal year.  The current marketplace is experiencing extremely volatile conditions, most of which are largely outside of the Company’s control.  To provide updated guidance at this time would require significant subjective assumptions on these volatile external conditions and require too wide of a guidance range for both revenue and earnings per share to be meaningful.

Mr. Farmer stated, “The challenges today are significant, but conditions will improve.  Until they do, we will continue to aggressively manage our cost structure.  Our strong cash flow and healthy balance sheet will be a great advantage to us under these circumstances.  More importantly, we will continue to focus on providing our customers with exceptional service, ensuring that our products and services remain highly valued and appreciated by our customers.

About Cintas

Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, promotional products, first aid, safety, fire protection products and services and document management services for approximately 800,000 businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS, and is a Nasdaq-100 company and component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Quarterly Report.  Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, the initiation or outcome of litigation, investigations or other proceedings, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic or extraordinary events, changes in federal and state tax and labor laws and the reactions of competitors in terms of price and service.  Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  Also note that we provide a cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our Annual Report on Form 10-K for the year ended May 31, 2008. We incorporate those items here and you should refer to them. These are factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.  Consequently, you should not consider the risk factors identified in our Form 10-K for the year ended May 31, 2008, to be a complete discussion of all potential risks or uncertainties.

For additional information, contact:

William C. Gale, Senior Vice President-Finance and Chief Financial Officer – 513-573-4211
Michael L. Thompson, Vice President and Treasurer – 513-573-4133

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended			Six Months Ended
	Nov. 30, 2008	Nov. 30, 2007	% Chng.	Nov. 30, 2008	Nov. 30, 2007	% Chng.
Revenue:
Rental uniforms and ancillary products	$711,454	$708,845	0.4	$1,432,827	$1,419,199	1.0
Other services	273,730	275,020	-0.5	554,536	533,794	3.9
Total revenue	$985,184	$983,865	0.1	$1,987,363	$1,952,993	1.8

Costs and expenses (income):
Cost of rental uniforms and ancillary products	$401,614	$392,211	2.4	$808,904	$783,701	3.2
Cost of other services	168,570	171,086	-1.5	338,376	331,352	2.1
Selling and administrative expenses	284,608	275,125	3.4	571,903	551,835	3.6

Operating Income	$130,392	$145,443	-10.3	$268,180	$286,105	-6.3

Interest income	(830)	(1,796)	-53.8	(1,895)	(3,258)	-41.8
Interest expense	12,768	12,993	-1.7	25,799	25,830	-0.1

Income before income taxes	$118,454	$134,246	-11.8	$244,276	$263,533	-7.3
Income taxes	46,616	51,393	-9.3	93,802	99,617	-5.8
Net income	$71,838	$82,853	-13.3	$150,474	$163,916	-8.2

Per share data:
Basic earnings per share	$0.47	$0.53	-11.3	$0.98	$1.04	-5.8
Diluted earnings per share	$0.47	$0.53	-11.3	$0.98	$1.04	-5.8

Basic shares outstanding	152,788	156,563		153,093	157,673
Diluted shares outstanding	153,045	156,813		153,368	157,949

CINTAS CORPORATION SUPPLEMENTAL DATA
	Three Months Ended			Six Months Ended
	Nov. 30, 2008	Nov. 30, 2007	% Chng.	Nov. 30, 2008	Nov. 30, 2007	% Chng.
Rental uniforms and ancillary products gross margin	43.6%	44.7%		43.5%	44.8%
Other services gross margin	38.4%	37.8%		39.0%	37.9%
Total gross margin	42.1%	42.7%		42.3%	42.9%
Net margin	7.3%	8.4%		7.6%	8.4%

Depreciation and amortization	$50,009	$47,390	5.5	$99,894	$93,612	6.7
Capital expenditures	$41,496	$47,863	-13.3	$95,957	$93,207	3.0

Debt to total capitalization	27.2%	30.6%		27.2%	30.6%

SUPPLEMENTAL SEGMENT DATA
	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended November 30, 2008
Revenue	$711,454	$120,035	$100,490	$53,205	$0	$985,184
Gross margin	$309,840	$36,851	$40,442	$27,867	$0	$415,000
Selling and administrative expenses	$201,470	$27,614	$32,774	$22,750	$0	$284,608
Income (loss) before income taxes	$108,370	$9,237	$7,668	$5,117	$(11,938)	$118,454

For the three months ended November 30, 2007
Revenue	$708,845	$134,455	$99,153	$41,412	$0	$983,865
Gross margin	$316,634	$43,315	$38,415	$22,204	$0	$420,568
Selling and administrative expenses	$198,635	$27,565	$31,069	$17,856	$0	$275,125
Income (loss) before income taxes	$117,999	$15,750	$7,346	$4,348	$(11,197)	$134,246

As of and for the six months ended November 30, 2008
Revenue	$1,432,827	$237,518	$209,022	$107,996	$0	$1,987,363
Gross margin	$623,923	$74,228	$84,566	$57,366	$0	$840,083
Selling and administrative expenses	$408,494	$52,988	$65,548	$44,873	$0	$571,903
Income (loss) before income taxes	$215,429	$21,240	$19,018	$12,493	$(23,904)	$244,276
Assets	$2,651,964	$179,405	$348,675	$459,401	$127,346	$3,766,791

As of and for the six months ended November 30, 2007
Revenue	$1,419,199	$253,260	$201,409	$79,125	$0	$1,952,993
Gross margin	$635,498	$79,785	$80,235	$42,422	$0	$837,940
Selling and administrative expenses	$402,706	$52,908	$62,268	$33,953	$0	$551,835
Income (loss) before income taxes	$232,792	$26,877	$17,967	$8,469	$(22,572)	$263,533
Assets	$2,622,562	$191,910	$340,453	$390,390	$154,267	$3,699,582

RECONCILIATION TO GAAP MEASURES
	Three Months Ended	Six Months Ended
	Nov. 30, 2008	Nov. 30, 2008
Revenue growth, on a comparable workday basis	0.1%	2.5%
Workday adjustment*	0.0%	0.7%
Revenue growth	0.1%	1.8%

*
The workday adjustment is calculated by dividing revenue growth by the number of workdays for the current year period, and then multiplying by the number of workdays in the same period of the prior fiscal year.  The second quarter of fiscal 2009 contained the same number of workdays as the second quarter of fiscal 2008, therefore no workday adjustment was necessary.  However, there were 130 workdays for the six months ended November 30, 2008, and 131 workdays for the six months ended November 30, 2007.

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except share data)

	Nov. 30, 2008 (Unaudited)	May 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$62,413	$66,224
Marketable securities	64,933	125,471
Accounts receivable, net	433,831	430,078
Inventories, net	251,864	238,669
Uniforms and other rental items in service	371,743	370,416
Deferred tax asset	44,821	39,410
Prepaid expenses	15,676	12,068
Total current assets	1,245,281	1,282,336

Property and equipment, at cost, net	982,331	974,575

Goodwill	1,320,248	1,315,569
Service contracts, net	138,143	152,757
Other assets, net	80,788	83,364

	$3,766,791	$3,808,601

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$101,060	$94,755
Accrued compensation & related liabilities	41,470	50,605
Accrued liabilities	189,494	207,925
Current income taxes (prepaid) payable	(8,262)	12,887
Long-term debt due within one year	836	1,070
Total current liabilities	324,598	367,242

Long-term liabilities:
Long-term debt due after one year	869,721	942,736
Deferred income taxes	126,279	124,184
Accrued liabilities	121,447	120,308
Total long-term liabilities	1,117,447	1,187,228

Shareholders' equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	-	-
Common stock, no par value: 425,000,000 shares authorized
FY 2009: 173,083,426 issued and 152,788,444 outstanding
FY 2008: 173,083,426 issued and 153,691,103 outstanding	129,182	129,182
Paid-in capital	67,319	60,408
Retained earnings	2,934,775	2,784,302
Treasury stock
FY 2009: 20,294,982; FY 2008: 19,392,323	(797,888)	(772,041)
Other accumulated comprehensive (loss) income:
Foreign currency translation	(469)	61,206
Unrealized loss on derivatives	(8,218)	(8,815)
Unrealized gain (loss) on available-for-sale securities	45	(111)
Total shareholders' equity	2,324,746	2,254,131

	$3,766,791	$3,808,601

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	Nov. 30, 2008	Nov. 30, 2007
Cash flows from operating activities:

Net income	$150,474	$163,916

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	78,372	72,271
Amortization of deferred charges	21,522	21,341
Stock-based compensation	6,911	4,809
Deferred income taxes	(1,840)	3,626
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(8,064)	(8,216)
Inventories, net	(15,169)	(6,719)
Uniforms and other rental items in service	(6,237)	(17,422)
Prepaid expenses	(3,799)	(453)
Accounts payable	(509)	8,771
Accrued compensation and related liabilities	(8,685)	(22,250)
Accrued liabilities	(16,400)	(18,969)
Income taxes payable	(21,435)	68,413
Net cash provided by operating activities	175,141	269,118

Cash flows from investing activities:

Capital expenditures	(95,957)	(93,207)
Proceeds from sale or redemption of marketable securities	61,662	41,930
Purchase of marketable securities and investments	(23,222)	(22,861)
Acquisitions of businesses, net of cash acquired	(18,331)	(56,031)
Other	353	732
Net cash used in investing activities	(75,495)	(129,437)

Cash flows from financing activities:

Proceeds from issuance of debt	7,500	296,000
Repayment of debt	(80,749)	(228,418)
Stock options exercised	-	7,752
Repurchase of common stock	(25,847)	(191,479)
Other	413	(3,800)
Net cash used in financing activities	(98,683)	(119,945)

Effect of exchange rate changes on cash and cash equivalents	(4,774)	1,544

Net (decrease) increase in cash and cash equivalents	(3,811)	21,280
Cash and cash equivalents at beginning of period	66,224	35,360
Cash and cash equivalents at end of period	$62,413	$56,640